Exhibit 99.1

OMNIQ Announces Q1 2020 Revenue increased 43% YoY to $19.8 Million; 100% Growth in AI-Based Technology Contracts

Subsequent to quarter end, OMNIQ announced a definitive agreement to acquire technology leader, Dangot Computers Ltd., creating a combined $91 Million Revenue provider of automation and object identification solutions, positioned to drive increased adoption of OMNIQ’s AI Based Offerings

SALT LAKE CITY (GLOBE NEWSWIRE) — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its financial results for the three month period ended March 31, 2021.

Select Q1 2021 and recent highlights include:

●	Subsequent to quarter end, OMNIQ announced a definitive agreement to acquire technology leader, Dangot Computers Ltd., creating a combined $91 Million Revenue provider of automation and object identification solutions, positioned to drive increased adoption of OMNIQ’s AI Based Offerings

●	Q1 Sales of $19.8 million Increased 43% YoY

●	Sales Orders from Artificial Intelligence (AI) Based Technology grew 100% in Q1 2021

●	Secured a $6.8 Million Purchase Agreement from a leading specialty retailer

●	Received a $6.1 Million Purchase Agreement from Leading U.S. Food Distributor

●	Won an AI based homeland security project for terror prevention in a sensitive area in the middle east.

●	AI Based Vehicle Recognition Systems Selected for Urban Traffic Management and Regulation Enforcement Projects

Shai Lustgarten, CEO of OMNIQ, “2021 is off to a great start. Last week we announced a definitive agreement to acquire Dangot, forming a combined $91 Million revenue automation and object identification solutions powerhouse, well placed to drive increased sales of our AI based offerings.”

“We also recorded a strong first quarter on an organic basis” said Shai Lustgarten, CEO of OMNIQ. “Revenue increased 43% to nearly $20 million and AI based technology contracts grew 100% year over year. As we add new AI based projects, book repeat supply chain sales, in higher volumes, from our Fortune 500 customers, and cross-sell AI-based solutions to our supply chain customers, and now to Dangot customers, we expect rapid growth to continue. “

First Quarter 2020 Financial Results

OMNIQ reported revenue of $19.8 million for the quarter ended March 31, 2021, an increase of 43% from $13.8 million in the first quarter of 2020. The revenue increase reflects higher demand from certain customers during the quarter as well as continued traction in our markets. Total operating expenses for the quarter were $5.5 million, compared with $5.1 million in the first quarter of 2020.

Net loss for the quarter was $3.3 million, or a loss of $.70 per basic share, compared with a loss of $2.9 million, or a loss of $.74 per basic share, for the first quarter of last year.

Adjusted EBITDA (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the first quarter of 2020 amounted to a loss of $1.2 million compared with an adjusted EBITDA loss of $834 thousand in the first quarter of 2020.

After fully paying off its $5.0 million credit line, cash was $2.7 million for the period ended March 31, 2021.

Financial tables follow.

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the three months ended
	31-Mar
(In thousands, except share and per share data)	2021	2020
Revenues
Total Revenues	$19,751	$13,799

Cost of goods sold
Cost of goods sold	17,115	10,763

Gross profit	2,636	3,036

Operating expenses
Research and development	494	386
Selling, general and administrative	4,438	4,137
Depreciation	43	47
Amortization	525	502
Total operating expenses	5,500	5,072

Income (loss) from operations	(2,864)	(2,036)

Other income (expenses):
Interest expense	(589)	(795)
Other (expenses) income	110	(42)
Total other expenses	(479)	(837)

Net loss before Income Taxes	(3,343)	(2,873)

Provision for Income Taxes
Current	-	-
Total Provision for Income Taxes	-	-

Net loss attributable to OMNIQ Corp.	$(3,343)	$(2,873)
Less: Preferred stock – Series C dividend	(31)	(72)
Net loss attributable to the common stockholders	$(3,374)	$(2,945)
Foreign currency translation adjustment	105	-
Other comprehensive income (loss)	(3,269)	(2,945)

Net loss per share - basic	$(0.70)	$(0.74)

Net loss per share from continuing operations - basic	$(0.70)	$(0.74)
Weighted average number of common shares outstanding - basic	4,700,737	3,984,006

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	As of
	31-Mar-21	31-Dec-20

ASSETS
Current assets
Cash and cash equivalents	$2,669	$4,594
Accounts receivable, net	11,428	9,661
Inventory	2,347	1,507
Prepaid expenses	634	670
Other current assets	12	10
Total current assets	17,090	$16,442

Property and equipment, net of accumulated depreciation of $642 and $600, respectively	248	289
Goodwill	14,695	14,695
Trade name, net of accumulated amortization of $3,464 and $3,362, respectively	927	1,028
Customer relationships, net of accumulated amortization of $8,456 and $8,111, respectively	4,133	4,479
Other intangibles, net of accumulated amortization of $415 and $382, respectively	1,008	1,042
Restricted Cash	-	533
Right of use lease asset	69	76
Other assets	42	74
Total assets	$38,212	$38,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$34,074	$26,811
Line of credit	-	4,914
Accrued payroll and sales tax	1,364	1,717
Notes payable, related parties – current portion	390	433
Notes payable – current portion	6,449	6,449
Lease liability – current portion	32	31
Other current liabilities	1,380	1,412
Total current liabilities	43,689	41,767

Long term liabilities
Notes payable, related party, less current portion	585	683
Accrued interest and accrued liabilities, related party	59	56
Notes payable, less current portion	-	1
Lease liability	40	48
Other long-term liabilities	1,178	1,146
Total liabilities	45,551	43,701

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 5,000,000 shares designated, 2,145,030 shares issued and outstanding, respectively	2	2
Common stock; $0.001 par value; 15,000,000 shares authorized; 4,716,218 and 4,684,736 shares issued and outstanding, respectively.	5	5
Additional paid-in capital	52,819	51,842
Accumulated (deficit)	(60,104)	(56,726)
Accumulated other comprehensive loss	(61)	(166)
Total stockholders’ equity (deficit)	(7,339)	(5,043)
Total liabilities and stockholders’ equity (deficit)	$38,212	$38,658

OMNIQ Corp.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three months ended
(In thousands)	March 31,
Adjusted EBITDA Calculation	2021	2020

Net loss	(3343)	(2873)
Depreciation & amortization	566	548
Interest expense	589	795
Income taxes	-	-
Stock compensation	1107	544
Nonrecurring loss events	(110)	153
Adjusted EBITDA	(1191)	(833)

Total revenues, net	19751	13,799

Adjusted EBITDA as a % of total revenues, net	(6.03)%	(6.04)%

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date, Time: May 14, 2021, at 11:00am ET

Toll-Free: 877-407-9210

International: 201-689-8049

Live Webcast: https://www.webcaster4.com/Webcast/Page/2310/41133

Conference Call Replay Information

Toll-Free: 877-481-4010

Reference ID: 41133

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com